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                                  Exhibit (11)

                       STERLING BANCORP AND SUBSIDIARIES
                Statement Re: Computation of Per Share Earnings

                                                                                Three Months Ended
                                                                                     March 31,
                                                                             -------------------------
                                                                                1994               1993
                                                                             -----------        -----------
Income for primary earnings per share:
   Net income                                               A                $  910,467         $   741,764
                                                                             ==========         ===========

Income for fully diluted earnings
   per share:
      Net income                                                             $  910,467         $   741,764
      Add expenses, net of tax effect
         on assumed conversion of
         Convertible Subordinated
         Debentures:
           Interest                                                             223,006             235,796
           Amortization of bond discount
              and expense                                                         3,310               7,846
                                                                             ----------         -----------

      Income for fully diluted shares                       B                $1,136,783         $   985,406
                                                                             ==========         ===========

Common shares for primary earnings
   per share:
      Average shares issued                                                   6,496,605           6,496,333
      Add assumed conversion at the beginning
         of the period or issuance date if later:
           Stock options                                                          1,945               --
           ESOP shares allocated                                                 10,975               --
      Less Average Treasury shares                                              150,393             150,393
                                                                             ----------         -----------
      Average common shares for compu-
         tation of primary earnings
         per share (See Note below)                         C                 6,359,132           6,345,940
                                                                             ==========         ===========

Common shares for fully diluted
   earnings per share:
      Average common shares                                                   6,359,132           6,345,940
      Add assumed conversion at the beginning of
         the period or issuance date if later:
           Convertible Subordinated Debentures                                2,180,990           2,234,343
           Series B preferred shares                                              2,576               2,576
           ESOP shares unallocated                                              239,025              83,333
           Stock options                                                            238               --
                                                                             ----------         ------------
      Average common shares for computation
         of fully diluted earnings per
      share (See Note below)
                                                            D                 8,781,961           8,666,192
                                                                             ==========         ===========

Per average common share:
   Net income                                             (A / C)              $0.14               $0.12
                                                                               =====               =====
   Net income assuming full dilution                      (B / D)              $0.13               $0.11
                                                                               =====               =====

Note:   Based on shares at end of each month.


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